UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300-2233 Columbia Street Vancouver, BC,	V5Y 0M6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AGRI	The Nasdaq Capital Market
Series A Warrants	AGRIW	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Amendment to a Material Definitive Agreement

As of May 17, 2022, AgriForce Growing Systems, Ltd. (the “Company”) completed an amendment to its asset purchase agreement with Manna Nutritional Group LLC, dated September 10, 2021. The amendment amends certain provisions of Section 2 thereof. Section 2.04(i) was amended to provide for the issuance of prefunded warrants instead of shares, with the trigger valuation date for the first $3.5 million of equity to be March 10, 2022 and the trigger valuation date for the next $1.5 million of equity to be the vwap of the Company’s common stock for the ten trading days immediately preceding the submission resubmission work date on the patents set forth in the asset purchase agreement. Section 2.04(iv) was amended to also reflect issuance of pre funded warrants instead of common shares in two tranches of $5 million on June 30, 2022 and $3 million on December 31, 2022, such that if a Patent (as defined in the asset purchase agreement) is issued within 24 months of the Closing Date (as defined in the asset purchase agreement), then the aforementioned $8 million in prefunded warrants will vest in four equal amounts on the date of issuance of the patent and then for the three subsequent three month anniversaries thereof. If the aforementioned patent does not issue within 24 months of the Closing Date, then those prefunded warrants shall be returned to the Purchaser, and the transaction purchase price shall be adjusted downward, dollar for dollar. The amendment also contains covenants to obtain shareholder approval of the acquisition transactions before the prefunded warrants can be exercised into Company common shares.

Item 9.01 Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2022

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Richard Wong
Name:	Richard Wong, CFO